Exhibit 99.1

Contact

Keith E. Pratt

EVP & Chief Financial Officer

925-606-9200

PRESS RELEASE

FOR RELEASE February 21, 2024

McGrath Announces Results for Fourth Quarter 2023

and Announces 33rd Annual Dividend Increase

Livermore, CA - February 21, 2024 – McGrath RentCorp (“McGrath” or the “Company”) (Nasdaq: MGRC), a leading business-to-business rental company in North America, today announced total revenues from continuing operations for the quarter ended December 31, 2023 of $221.6 million, an increase of 21% compared to the fourth quarter of 2022. The Company reported net income from continuing operations of $32.0 million, or $1.30 per diluted share, for the fourth quarter of 2023, compared to net income from continuing operations of $35.0 million, or $1.43 per diluted share, for the fourth quarter of 2022.

Total revenues from continuing operations for the full year ended December 31, 2023 increased to $831.8 million from $635.7 million in 2022, with adjusted EBITDA increasing $70.8 million, or 28%, to $322.0 million. Net income from continuing operations for the year ended December 31, 2023 was $111.9 million, or $4.56 per diluted share, compared to $103.3 million, or $4.21 per diluted share, in 2022.

The Company also announced that the board of directors declared a cash dividend of $0.475 per share for the upcoming quarter ending March 31, 2024, a quarterly increase of $0.01, or 2%, over the prior year period. The cash dividend will be payable on April 30, 2024 to all shareholders of record on April 16, 2024. This marks 33 consecutive years the Company has increased its annual dividend.

Fourth QUARTER 2023 YEAR-OVER-YEAR Company HIGHLIGHTS (FROM CONTINUING OPERATIONS):

•
Rental revenues increased 19% to $123.6 million.
•
Total revenues increased 21% to $221.6 million.
•
Adjusted EBITDA1 increased 12% to $87.9 million.
•
Dividend rate of $0.465 per share for the fourth quarter 2023. On an annualized basis, this dividend represents a 1.4% yield on the February 20, 2024 close price of $128.65 per share.

Joe Hanna, President and CEO of McGrath, made the following comments:

“We were pleased with our fourth quarter results. Our 19% increase in companywide rental revenues was driven by strong modular and portable storage performance. Modular rental revenues grew 37%, with approximately two-thirds of the growth attributable to our Vesta Modular acquisition. Portable storage rental revenues grew 13%.

Our modular and portable storage businesses saw broad based rental strength across commercial and education customer bases. We maintained our focus on pricing optimization, rental fleet utilization, and value-added services for our customers. Our initiatives to grow modular sales also showed progress as sales revenues increased 21% compared to a year ago.

TRS-RenTelco experienced continued softness in semiconductor related demand, resulting in 11% lower rental revenues for the quarter, compared to a year ago. During the quarter we reduced new equipment capital spending and made progress with reducing the fleet size to better align with demand conditions.

I am very proud of everything we accomplished in 2023. Our full year revenue and profit growth reflects a diligent focus on execution. We pursued our strategic growth focus on the modular and portable storage businesses with significant organic investment in new fleet, while optimizing pricing and maintaining high fleet utilization. Our growth initiatives for Mobile

Modular Plus, Site Related Services and new modular equipment sales all showed significant progress. Vesta Modular was a strong contributor to our successful year, and we completed all our Vesta integration work on schedule by year end.

The recently announced transaction with WillScot Mobile Mini validates the strength of the McGrath business, the hard work and dedication of our team members and the valuable solutions we provide to our customers. We will maintain our independent focus on disciplined operational execution through the transaction close."

Division HIGHLIGHTS:

All comparisons presented below are for the quarter ended December 31, 2023 to the quarter ended December 31, 2022 unless otherwise indicated.

Mobile Modular

For the fourth quarter of 2023, the Company’s Mobile Modular division reported Adjusted EBITDA of $54.1 million, an increase of $11.6 million, or 27%, when compared to the same quarter in 2022.

•
Rental revenues increased 37% to $75.9 million, depreciation expense increased 37% to $9.7 million, and other direct costs increased 29% to $18.3 million, which resulted in an increase in gross profit on rental revenues of 41% to $48.0 million.
•
Rental related services revenues increased 50% to $30.7 million, primarily attributable to higher delivery and pick-up activities and higher site related services, with associated gross profit increasing 61% to $11.0 million.
•
Sales revenues increased 21% to $42.3 million, primarily from higher new equipment sales. Gross margin on sales was 32% for both 2023 and 2022, resulting in a 20% increase in gross profit on sales revenues to $13.6 million.
•
Selling and administrative expenses increased $12.9 million to $37.2 million. The increase was primarily attributed to $6.4 million higher salary and benefit costs, mostly related to the increased headcount from the Vesta Modular acquisition and $3.8 million higher allocated corporate expenses.

Portable storage

For the fourth quarter of 2023, the Company’s Portable Storage division reported Adjusted EBITDA of $12.8 million, an increase of $2.2 million, or 20%, when compared to the same quarter in 2022.

•
Rental revenues increased 13% to $19.8 million, depreciation expense increased 30% to $0.9 million, and other direct costs decreased 6% to $1.7 million, which resulted in an increase in gross profit on rental revenues of 15% to $17.1 million.
•
Rental related services revenues increased 17% to $5.2 million, primarily attributable to higher delivery and return delivery activities, with associated gross profit increasing $0.4 million to $0.5 million.
•
Sales revenues increased $0.8 million to $1.7 million, primarily from higher used equipment sales. Gross margin on sales was 38% compared to 30% in 2022, resulting in a $0.4 million increase in gross profit on sales revenues to $0.6 million.
•
Selling and administrative expenses increased $1.6 million to $8.3 million, primarily due to higher allocated corporate expenses.

TRS-RenTelco

For the fourth quarter of 2023, the Company’s TRS-RenTelco division reported Adjusted EBITDA of $20.7 million, a decrease of 18%, when compared to the same quarter in 2022.

•
Rental revenues decreased 11% to $27.9 million, depreciation expense decreased 6%, and other direct costs decreased 18%, resulting in a 13% decrease in gross profit on rental revenues to $11.3 million. The rental revenue decrease was primarily due to weakness in the semiconductor related end markets, resulting in lower average rental equipment on rent compared to the prior year.
•
Sales revenues decreased 34% to $5.8 million and gross profit on sales revenues decreased 41% to $3.2 million.
•
Selling and administrative expenses increased 1%, to $7.4 million, when compared to the prior year.

ABOUT MCGRATH:

McGrath RentCorp (Nasdaq: MGRC) is a leading business-to-business rental company in North America with a strong record of profitable business growth. Founded in 1979, McGrath’s operations are centered on modular solutions through its Mobile Modular and Mobile Modular Portable Storage businesses. In addition, its TRS-RenTelco business offers electronic test equipment rental solutions. The Company’s rental product offerings and services are part of the circular supply economy, helping customers work more efficiently, and sustainably manage their environmental footprint. With over 40 years of experience, McGrath’s success is driven by a focus on exceptional customer experiences. This focus has underpinned the Company’s long-term financial success and supported over 30 consecutive years of annual dividend increases to shareholders, a rare distinction among publicly listed companies.

McGrath is headquartered in Livermore, California. Additional information about McGrath and its businesses is available at mgrc.com and investors.mgrc.com.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

Conference Call Note:

As previously announced in its press release of February 1, 2024, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on February 21, 2024 to discuss the fourth quarter 2024 results. To participate in the teleconference, dial 1-800-245-3047 (in the U.S.), or 1-203-518-9765 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/. A replay will be available for 7 days following the call by dialing 1-800-839-8320 (in the U.S.), or 1-402-220-6072 (outside the U.S.). In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2023	2022	2023	2022
Revenues
Rental	$123,563	$104,075	$474,336	$389,663
Rental related services	36,679	25,687	138,160	94,963
Rental operations	160,242	129,762	612,496	484,626
Sales	58,589	52,217	207,165	147,720
Other	2,757	922	12,181	3,319
Total revenues	221,588	182,901	831,842	635,665
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	22,413	20,307	88,912	80,425
Rental related services	25,003	18,730	96,628	68,846
Other	24,754	21,785	114,942	104,358
Total direct costs of rental operations	72,170	60,822	300,482	253,629
Costs of sales	39,296	33,704	137,727	91,828
Total costs of revenues	111,466	94,526	438,209	345,457
Gross profit	110,122	88,375	393,633	290,208
Selling and administrative expenses	(54,506)	(39,546)	(207,539)	(142,914)
Other income	59	—	3,618	—
Income from operations	55,675	48,829	189,712	147,294
Interest expense	(12,126)	(4,173)	(40,560)	(12,230)
Foreign currency exchange gain (loss)	144	26	310	(378)
Income from continuing operations before provision for income taxes	43,693	44,682	149,462	134,686
Provision for income taxes from continuing operations	11,676	9,690	37,610	31,377
Income from continuing operations	32,017	34,992	111,852	103,309

Discontinued operations:
Income from discontinued operations before provision for income taxes	—	5,984	1,709	15,334
Provision for income taxes from discontinued operations	—	1,335	453	3,505
Gain on sale of discontinued operations, net of tax	—	—	61,513	—
Income from discontinued operations	—	4,649	62,769	11,829

Net income	$32,017	$39,641	$174,621	$115,138

Earnings per share from continuing operations:
Basic	$1.31	$1.44	$4.57	$4.24
Diluted	$1.30	$1.43	$4.56	$4.21
Earnings per share from discontinued operations:
Basic	$—	$0.19	$2.57	$0.49
Diluted	$—	$0.19	$2.56	$0.48
Earnings per share:
Basic	$1.31	$1.63	$7.14	$4.73
Diluted	$1.30	$1.62	$7.12	$4.70
Shares used in per share calculation:
Basic	24,492	24,384	24,469	24,353
Diluted	24,535	24,527	24,529	24,519
Cash dividends declared per share	$0.465	$0.455	$1.86	$1.82

MCGRATH RENTCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,
(in thousands)	2023	2022
Assets
Cash	$877	$957
Accounts receivable, net of allowance for credit losses of $2,801 at December 31, 2023 and $2,300 at December 31, 2022	227,368	169,937
Rental equipment, at cost:
Relocatable modular buildings	1,291,093	938,081
Portable storage containers	236,123	185,187
Electronic test equipment	377,587	398,267
	1,904,803	1,521,535
Less: accumulated depreciation	(575,480)	(531,218)
Rental equipment, net	1,329,323	990,317
Property, plant and equipment, net	169,114	138,713
Prepaid expenses and other assets	102,789	69,837
Intangible assets, net	64,588	35,431
Goodwill	323,224	106,403
Assets of discontinued operations	—	196,249
Total assets	$2,217,283	$1,707,844
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$762,975	$413,742
Accounts payable and accrued liabilities	167,523	151,208
Deferred income	111,428	82,417
Deferred income taxes, net	241,555	203,361
Liabilities of discontinued operations	—	53,171
Total liabilities	1,283,481	903,899
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,496 shares as of December 31, 2023 and 24,388 shares as of December 31, 2022	111,122	110,080
Retained earnings	822,796	693,943
Accumulated other comprehensive loss	(116)	(78)
Total shareholders’ equity	933,802	803,945
Total liabilities and shareholders’ equity	$2,217,283	$1,707,844

MCGRATH RENTCORP

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Twelve Months Ended December 31,
(in thousands)	2023	2022
Cash Flows from Operating Activities:
Net income	$174,621	$115,138
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	109,375	111,344
Deferred income taxes	(16,952)	4,486
Provision for credit losses	2,633	837
Share-based compensation	8,275	8,009
Gain on sale of property, plant and equipment	(3,618)	—
Gain on sale of discontinued operations	(61,513)	—
Gain on sale of used rental equipment	(31,642)	(37,979)
Foreign currency exchange (gain) loss	(310)	378
Amortization of debt issuance costs	8	16
Change in:
Accounts receivable	(37,776)	(31,361)
Prepaid expenses and other assets	(29,326)	(16,484)
Accounts payable and accrued liabilities	(32,526)	16,347
Deferred income	14,094	23,701
Net cash provided by operating activities	95,343	194,432
Cash Flows from Investing Activities:
Proceeds from sale of discontinued operations	268,012	—
Purchases of rental equipment	(229,679)	(187,689)
Purchases of property, plant and equipment	(43,989)	(17,617)
Cash paid for acquisition of businesses	(458,315)	—
Cash paid for acquisition of business assets	(3,767)	—
Proceeds from sales of used rental equipment	66,168	73,879
Proceeds from sales of property, plant and equipment	9,702	—
Net cash used in investing activities	(391,868)	(131,427)
Cash Flows from Financing Activities:
Net borrowings under bank lines of credit	274,225	47,275
Borrowings under senior note purchase agreement	75,000	—
Principal payment of Series C senior notes	—	(60,000)
Taxes paid related to net share settlement of stock awards	(7,233)	(6,539)
Payment of dividends	(45,556)	(44,269)
Net cash provided by (used in) financing activities	296,436	(63,533)
Effect of foreign currency exchange rate changes on cash	9	(6)
Net increase (decrease) in cash	(80)	(534)
Cash balance, beginning of period	957	1,491
Cash balance, end of period	$877	$957
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$38,603	$14,775
Net income taxes paid, during the period	$91,565	$27,362
Dividends accrued during the period, not yet paid	$12,010	$11,227
Rental equipment acquisitions, not yet paid	$16,653	$13,220

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2023
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Adler Tanks (Discontinued)	Consolidated

Revenues
Rental	$75,931	$19,760	$27,872	$—	$—	$123,563
Rental related services	30,713	5,150	816	—	—	36,679
Rental operations	106,644	24,910	28,688	—	—	160,242
Sales	42,329	1,696	5,751	8,813	—	58,589
Other	1,686	338	733	—	—	2,875
Total revenues	150,659	26,944	35,172	8,813	—	221,706

Costs and Expenses
Direct costs of rental operations:
Depreciation	9,725	944	11,744	—	—	22,413
Rental related services	19,689	4,651	663	—	—	25,003
Other	18,256	1,699	4,799	—	—	24,754
Total direct costs of rental operations	47,670	7,294	17,206	—	—	72,170
Costs of sales	28,718	1,059	2,577	6,942	—	39,296
Total costs of revenues	76,388	8,353	19,783	6,942	—	111,466

Gross Profit
Rental	47,950	17,117	11,329	—	—	76,396
Rental related services	11,024	499	153	—	—	11,676
Rental operations	58,974	17,616	11,482	—	—	88,072
Sales	13,611	637	3,174	1,871	—	19,293
Other	1,686	338	733	—	—	2,868
Total gross profit	74,271	18,591	15,389	1,871	—	110,122
Selling and administrative expenses	(37,213)	(8,255)	(7,386)	(1,652)	—	(54,506)
Other income	38	7	14	—	—	59
Income from operations	$37,096	$10,343	$8,017	$219	—	$55,675
Interest expense						(12,126)
Foreign currency exchange gain						144
Provision for income taxes						(11,676)
Net income						$32,017

Other Information
Adjusted EBITDA [1]	$54,144	$12,772	$20,704	$308	—	$87,928
Average rental equipment [2]	$1,155,413	$218,976	$379,214
Average monthly total yield [3]	2.19%	3.01%	2.43%
Average utilization [4]	79.7%	74.8%	58.9%
Average monthly rental rate [5]	2.75%	4.02%	4.16%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2022
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Adler Tanks (Discontinued)	Consolidated

Revenues
Rental	$55,230	$17,460	$31,385	$—	$18,728	$122,803
Rental related services	20,514	4,390	783	—	8,433	34,120
Rental operations	75,744	21,850	32,168	—	27,161	156,923
Sales	34,923	943	8,726	7,625	698	52,915
Other	337	60	525	—	123	1,045
Total revenues	111,004	22,853	41,419	7,625	27,982	210,883

Costs and Expenses
Direct costs of rental operations:
Depreciation	7,119	724	12,464	—	4,008	24,315
Rental related services	13,674	4,311	745	—	6,096	24,826
Other	14,150	1,809	5,826	—	2,639	24,424
Total direct costs of rental operations	34,943	6,844	19,035	—	12,743	73,565
Costs of sales	23,625	663	3,309	6,107	472	34,176
Total costs of revenues	58,568	7,507	22,344	6,107	13,215	107,741

Gross Profit
Rental	33,961	14,927	13,095	—	12,081	74,064
Rental related services	6,839	80	38	—	2,337	9,294
Rental operations	40,800	15,007	13,133	—	14,418	83,358
Sales	11,298	280	5,417	1,518	226	18,739
Other	337	60	525	—	123	1,045
Total gross profit	52,436	15,346	19,075	1,518	14,767	103,142
Selling and administrative expenses	(24,317)	(6,672)	(7,315)	(1,242)	(7,786)	(47,332)
Other income	—	—	—	—	—	—
Income from operations	$28,119	$8,674	$11,760	$276	$6,981	55,810
Interest expense						(5,170)
Foreign currency exchange gain						26
Provision for income taxes						(11,025)
Net income						$39,641

Other Information
Adjusted EBITDA [1]	$42,528	$10,617	$25,333	$351	$12,140	$90,969
Average rental equipment [2]	$863,088	$181,633	$395,789
Average monthly total yield [3]	2.13%	3.20%	2.63%
Average utilization [4]	80.5%	84.9%	63.0%
Average monthly rental rate [5]	2.65%	3.77%	4.20%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2023
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Adler Tanks (Discontinued)	Consolidated

Revenues
Rental	$285,553	$74,536	$114,247	$—	$6,520	$480,856
Rental related services	114,511	20,510	3,139	—	2,584	140,744
Rental operations	400,064	95,046	117,386	—	9,104	621,600
Sales	155,267	4,587	27,119	20,192	269	207,434
Other	6,905	1,504	3,772	—	65	19,025
Total revenues	562,236	101,137	148,277	20,192	9,438	841,280

Costs and Expenses
Direct costs of rental operations:
Depreciation	36,921	3,514	48,477	—	1,325	90,237
Rental related services	75,390	18,568	2,670	—	2,020	98,648
Other	86,983	7,317	20,642	—	1,270	116,212
Total direct costs of rental operations	199,294	29,399	71,789	—	4,614	305,096
Costs of sales	105,021	2,858	13,884	15,964	159	137,886
Total costs of revenues	304,315	32,257	85,673	15,964	4,773	442,982

Gross Profit
Rental	161,649	63,705	45,128	—	3,926	274,408
Rental related services	39,121	1,942	469	—	564	42,096
Rental operations	200,770	65,647	45,597	—	4,490	316,504
Sales	50,246	1,729	13,235	4,228	110	69,548
Other	6,905	1,504	3,772	—	65	12,246
Total gross profit	257,921	68,880	62,604	4,228	4,665	398,298
Selling and administrative expenses	(138,574)	(31,537)	(30,962)	(6,466)	(2,582)	(210,121)
Other income	2,329	457	832	—	—	3,618
Income (loss) from operations	$121,676	$37,800	$32,474	$(2,238)	$2,083	$191,795
Interest expense						(40,934)
Foreign currency exchange loss						310
Provision for income taxes						(38,063)
Net income						$113,108

Other Information
Adjusted EBITDA [1]	$191,990	$47,147	$84,736	$(1,899)	$3,682	$325,656
Average rental equipment [2]	$1,093,086	$206,095	$388,679
Average monthly total yield [3]	2.18%	3.01%	2.43%
Average utilization [4]	79.7%	77.3%	58.9%
Average monthly rental rate [5]	2.73%	3.90%	4.16%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. Adjusted EBITDA for the year ended December 31, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2022
(dollar amounts in thousands)	Mobile Modular	Portable Storage	TRS-RenTelco	Enviroplex	Adler Tanks (Discontinued)	Consolidated

Revenues
Rental	$206,070	$62,218	$121,375	$—	$66,366	$456,029
Rental related services	74,756	17,095	3,112	—	27,654	122,617
Rental operations	280,826	79,313	124,487	—	94,020	578,646
Sales	97,046	2,933	24,571	23,170	2,933	150,653
Other	1,339	260	1,720	—	1,205	4,524
Total revenues	379,211	82,506	150,778	23,170	98,158	733,823

Costs and Expenses
Direct costs of rental operations:
Depreciation	28,373	2,799	49,253	—	16,004	96,429
Rental related services	49,910	16,344	2,592	—	20,947	89,793
Other	76,819	6,212	21,327	—	12,422	116,780
Total direct costs of rental operations	155,102	25,355	73,172	—	49,373	303,002
Costs of sales	62,224	1,849	9,707	18,048	2,085	93,913
Total costs of revenues	217,326	27,204	82,879	18,048	51,458	396,915

Gross Profit
Rental	100,878	53,207	50,795	—	37,940	242,820
Rental related services	24,847	750	520	—	6,707	32,824
Rental operations	125,725	53,957	51,315	—	44,647	275,644
Sales	34,822	1,084	14,864	5,122	848	56,740
Other	1,339	260	1,720	—	1,205	4,524
Total gross profit	161,885	55,302	67,899	5,122	46,700	336,908
Selling and administrative expenses	(85,769)	(24,465)	(27,245)	(5,435)	(28,428)	(171,342)
Other income	—	—	—	—	—	—
Income (loss) from operations	$76,116	$30,837	$40,654	$(313)	$18,272	$165,566
Interest expense						(15,168)
Foreign currency exchange loss						(378)
Provision for income taxes						(34,882)
Net income						$115,138

Other Information
Adjusted EBITDA [1]	$121,831	$37,393	$92,007	$(25)	$37,660	$288,866
Average rental equipment [2]	$855,640	$169,997	$383,235
Average monthly total yield [3]	2.01%	3.05%	2.63%
Average utilization [4]	78.0%	84.8%	64.2%
Average monthly rental rate [5]	2.57%	3.60%	4.11%

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs.

2. Average rental equipment represents the cost of rental equipment, excluding new equipment inventory and accessory equipment.

3. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.

4. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.

5. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, share-based compensation and transaction costs. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges, including share-based compensation and transaction costs, is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges and transaction costs. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Income from continuing operations	$32,016	$34,992	$111,852	$103,309
Provision for income taxes from continuing operations	11,676	9,690	37,610	31,377
Interest expense	12,126	4,173	40,560	12,230
Depreciation and amortization	27,533	23,508	107,918	93,490
EBITDA	83,351	72,363	297,940	240,406
Share-based compensation	3,002	2,503	8,157	6,747
Transaction costs [3]	1,575	3,886	15,877	4,053
Adjusted EBITDA [1]	$87,928	$78,752	$321,974	$251,206
Adjusted EBITDA margin [2]	40%	43%	39%	40%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Adjusted EBITDA [1]	$87,928	$90,969	$325,656	$288,866
Interest paid	(10,785)	(5,793)	(38,603)	(14,775)
Income taxes paid, net of refunds received	(82,018)	(2,477)	(91,565)	(27,362)
Gain on sale of used rental equipment	(8,678)	(11,274)	(31,642)	(37,979)
Foreign currency exchange loss	(144)	(26)	(310)	378
Amortization of debt issuance costs	2	3	8	16
Change in certain assets and liabilities:
Accounts receivable, net	(9,204)	(64)	(35,143)	(30,524)
Prepaid expenses and other assets	(21,936)	829	(29,326)	(16,484)
Accounts payable and other liabilities	15,089	(1,335)	(17,826)	8,595
Deferred income	6,186	(9,698)	14,094	23,701
Net cash (used in) provided by operating activities	$(23,560)	$61,134	$95,343	$194,432

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs, share-based compensation and transaction costs. Adjusted EBITDA for the twelve months ended December 31, 2023, excludes the gain on sale of discontinued operations from the divestiture of Adler Tanks. Total Adjusted EBITDA attributed to discontinued operations for the years ended December 31, 2023 and 2022, was $3,682 and $37,660, respectively.

2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

3. Transaction costs include acquisition and divestiture related legal and professional fees and other costs specific to these transactions.